UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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Quest Resource Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUEST RESOURCE CORPORATION

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(405) 600-7704

On page 13 of our proxy statement for our upcoming annual meeting on June 19, 2008, under the heading “Administration”, the description of our Management Annual Incentive Plan (the “Incentive Plan”) states that the Incentive Plan is administered by our Chief Financial Officer and Human Resources Manager, subject to the control and supervision of the Chief Executive Officer and the Board of Directors.

This language was intended only to mean that those officers of the Company are responsible for performing certain ministerial tasks related to the operation of the Incentive Plan. Our Compensation Committee is solely responsible for the selection of the employees that are eligible to participate in the plan, the establishment of performance criteria for awards, the amount of potential awards, the determination of whether the performance criteria have been satisfied, the determination of the amount to be paid out for each award and other substantive terms and conditions of the awards.